UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 13, 2011

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, Owen E. Kratz resigned as a director of Cal Dive International, Inc. (the “Company”).  Mr. Kratz is the Chairman, Chief Executive Officer and President of Helix Energy Solutions Group, Inc. (“Helix”), the Company’s former parent company.  Mr. Kratz joined our Board in February 2006, when our Company was organized in connection with the spin-off by Helix of its shallow water marine contracting business.  Mr. Kratz served as the Chairman of our Board until February 2010, at which time Quinn J. Hébert became Chairman, and Mr. Kratz remained a member of our Board.  Helix owned a majority of our outstanding common stock until 2009 when, in a series of transactions, Helix reduced its ownership to 500,000 shares, representing less than 1% of our outstanding shares.  Given this significant reduction in ownership of our stock, Mr. Kratz resigned voluntarily as a Company director. With the resignation, the Company has five directors, four of whom are independent as required by the rules of the New York Stock Exchange.  Mr. Kratz did not serve on any of the committees of the board of directors at the time of his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan Executive Vice President, General Counsel and Secretary

Date:   December 16, 2011